POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints each of Ivonne M. Cabrera, John C. Nelson, Matthew S. Gaudette, Jeremy M. Taylor and Beverly A. Wyckoff, severally, as the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution or revocation, for the undersigned and in the undersigned's name, place and stead, to:

(1) execute for and on behalf of the undersigned and to submit to the Securities and Exchange Commission (the "Commission"), in the undersigned's capacity as a director and/or officer of Dover Corporation (the "Company"), a Form ID to obtain EDGAR codes for the undersigned to submit filings to the Commission via the Commission's Electronic Data Gathering and Retrieval Systems;

(2) execute for and on behalf of the undersigned, in the undersigned's capacity as a director and/or officer of the Company, Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the "Exchange Act");

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4, or 5 or any amendment or amendments thereto, and file any such Form with the Commission and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required to be done by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform each and every act and thing requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 under Section 16 of the Exchange Act with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of February 2022.

/s/ Anthony K. Kosinski
Name: Anthony K. Kosinski